Exhibit 99.1

Steel Partners Holdings L.P. Abandons Reverse/Forward Unit Split

NEW YORK, NY—January 10, 2024—Steel Partners Holdings L.P. (NYSE: SPLP), a Delaware limited partnership (the “Company” or “Steel Partners”), announced today that it will abandon its previously announced 1-for-12,500 reverse unit split (“Reverse Unit Split”) of its common units, no par value (the “Company Common Units”), followed immediately by a 12,500-for-1 forward unit split of the Company Common Units (the “Forward Unit Split,” and, together with the Reverse Unit Split, the “Reverse/Forward Unit Split”). The Reverse/Forward Unit Split was previously extended on January 8, 2024 and was expected to become effective on January 11, 2024.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. is a diversified global holding company that owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, banking and youth sports.

Investor Relations Contact

Jennifer Golembeske

212-520-2300

jgolembeske@steelpartners.com